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EXECUTION DRAFT November 26, 2002



                                                                    Exhibit 4.36



CONFIDENTIAL TREATMENT REQUESTED: THE PORTIONS OF THIS AGREEMENT MARKED BY X'S HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



               "SF" PROCESS DEVELOPMENT AND COST SHARING AGREEMENT


                                     BETWEEN


                   INTERNATIONAL BUSINESS MACHINES CORPORATION


                                       AND


                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

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EXECUTION DRAFT November 26, 2002


This Agreement is made effective as of November 26, 2002 (hereinafter referred to as the "Effective Date") by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A., and Chartered Semiconductor Manufacturing Ltd. ("Chartered"), incorporated under the laws of Singapore and having an office for the transaction of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. IBM and Chartered may be individually referred to herein as a "Party", or collectively as the "Parties."

WHEREAS, IBM has been developing leading edge semiconductor manufacturing processes and the Parties wish to jointly participate in the continued development of certain of such process technologies with the goal of achieving leadership foundry semiconductor manufacturing process capabilities;

WHEREAS, the Parties possess complementary skills and know-how, which the Parties wish to contribute toward such process development;

WHEREAS, each Party agrees to provide certain personnel and grant the other Party certain technology licenses in support of such process development and share the cost of such process development as set forth herein;

WHEREAS, through the use of such complementary skills and know-how the Parties desire to achieve resource efficiencies and cost savings, and reduce the technical risk associated with the development of high end semiconductor processes in order to complete research and development of and put into production, leading edge high end semiconductor manufacturing processes sooner than would be possible with either of the Parties acting independently;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.


SECTION 1 - DEFINITIONS

Unless expressly defined and used with an initial capital letter in this Agreement, words shall have their normally accepted meanings. The headings contained in this Agreement or in any exhibit, attachment or appendix hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting, and the singular includes the plural. The following terms shall have the described meanings:

"Advanced Semiconductor Technology Center" or "ASTC" means the IBM 200mm or 300mm wafer process development facility located in the United States used for conducting the Process Development Projects.

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"Agreement" means the terms and conditions of this "SF" Process Development and
Cost Sharing Agreement together with any exhibits, attachments and appendices hereto.

"Background Know-How" means methods, techniques, designs, structures, software and other copyrightable materials, specifications and other information, know-how, and non-copyrightable materials developed (either solely or jointly with one or more Third Parties), learned or acquired by a Party outside the performance of the Process Development Projects (whether before, on or after the Effective Date) that such Party provides to the other Party for use in a Process Development Project pursuant to Section 3, or pursuant to the transfer assistance set forth in Section 3.6, but in the case of such transfer assistance only as it relates to the installation and qualification of the 300mm 90nm Bulk CMOS process and 300mm 65nm Bulk CMOS process in each Party's manufacturing line. Such Background Know-How shall not include Packaging Technology, Mask Fabrication and Photoresist Technology, Memory, SiGe Technology, SOI Information, or Chip Designs.

"Bulk CMOS" means CMOS semiconductor manufacturing technology carried out on a wafer that is not an SOI Wafer.

"Bulk CMOS Integrated Circuit" means an Integrated Circuit fabricated utilizing a Bulk CMOS manufacturing process.

"Change of Control" shall be deemed to have occurred for a Party if: (a) there shall be consummated (i) any consolidation or merger of such Party in which such Party is not the continuing or surviving corporation, or pursuant to which shares of such Party's common stock would be converted into cash, securities or other property, other than a merger of the Party in which the holders of such Party's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of substantially all of the assets of such Party, but only if such sale, lease, exchange or transfer would, by its nature, include an assignment of the rights or obligations under this Agreement; or (b) the stockholders of such Party shall approve any plan or proposal for the liquidation or dissolution of such Party; or (c) any transaction (such as a merger, tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise) as a result of which (i) any person (as such term is used in section 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing more than fifty (50%) of voting securities of such Party having the voting power of such Party's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors or (ii) in the case of Chartered, any person (as such term is used in section 13(d) and 14(d) (2) of the Exchange Act) that is a person who, either directly or through its subsidiaries derives more than fifty percent (50%) of its revenue (as measured as of the end of the most recent fiscal year of such person) from the manufacture and/or sale of Semiconductor Products becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing more than thirty percent (30%) of voting

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securities having the voting power of Chartered's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, provided however, that such transaction would not constitute a Change of Control if Singapore Technologies Pte Ltd, directly or indirectly continues to hold forty percent (40%) or more of the securities of Chartered. And further provided that in the case of both (c)
(i) and (c) (ii) the transaction would not constitute a Change of Control if such person (i) on the Effective Date, was already the beneficial owner of securities representing more than twenty percent (20%) of the voting power of such Party, (ii) is an employee benefit plan (or representative of multiple plans) sponsored by such Party, or (iii) is a financial institution that acquires and holds such securities as part of an underwriting for the issuance or sale of such securities.

"Chartered's Fab 7 Facility" means Chartered's 300mm fabrication facility situated in Chartered's Woodlands campus in Singapore.

"Chartered Co-Project Leader" means the individual appointed by Chartered pursuant to Section 4.2, below.

"Chartered Transfer Coordinator" means the individual appointed by Chartered as the Chartered manager of Chartered transfer activities and Representatives involved with the transfer activities and manufacturing participation set forth in Exhibit H.

"Chartered Joint Development Partner" means a Third Party xxxxx with whom Chartered has established a joint development relationship for the development of Future Technologies.

"Chartered Jointly Owned Facility," means a corporation, company or other entity where at least forty percent (40%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by Chartered; or, if such entity does not have outstanding shares or securities, as may be the case in a partnership, joint venture, unincorporated association, or other entity, at least forty percent (40%) of whose ownership interest representing the right to (i) make the decisions for such partnership, joint venture, unincorporated association, or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision-making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity, is, now or hereafter, owned or controlled, directly or indirectly, by Chartered. Provided, that such entity shall be considered a Chartered Jointly Owned Facility, and shall be entitled to retain the licenses and other benefits provided by this Agreement to such Chartered Jointly Owned Facility, only so long as such ownership or control exists.

"Chartered Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in Chartered's Fab 7 Facility for 300mm Wafer 90nm Bulk CMOS and/or for 300mm Wafer 65nm Bulk CMOS, whichever the case may be, as set forth in Exhibit H1.

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"Chip Design(s)" means any design of one or more Integrated Circuits and/or
Semiconductor Products, including (by way of example and not limitation) random access memory (RAM)s, read only memory (ROM)s, microprocessors, application specific Integrated Circuits (ASICs) and other logic designs, and analog circuitry; provided, however, that "Chip Designs" shall not include (i) alignment marks or test structures and associated layout and data used in the Process Development Projects for process development, (ii) process kerf test structures, layout, and data of the test chip(s) (including SRAM macro cells) as well as such test chips themselves used for the development work of the Process Development Projects unless specifically excluded, or (iii) other product designs as mutually agreed by the Parties to be used as qualification vehicles in the Process Development Projects. For the avoidance of doubt, all of (i) through (iii) above shall be treated as Specific Results to the extent utilized in a Process Development Project.

"300mm Wafer 90nm Bulk CMOS" means a 90 nm lithography generation Bulk CMOS logic fabrication process technology for 300mm wafers, with the parameters set forth in Exhibit A.1, attached hereto.

"300mm Wafer 65nm Bulk CMOS" means a 65 nm lithography generation Bulk CMOS logic fabrication process technology for 300mm wafers, with the parameters set forth in Exhibit A.2, attached hereto.

"45nm Bulk CMOS" means a 45 nm lithography generation Bulk CMOS logic fabrication process for the fabrication of Bulk CMOS Integrated Circuits.

"Designated Invention" means an Invention for which a patent application has been filed by one or both of the Parties.

"Derivative Processes" means process technologies for semiconductor devices, which process technologies use, modify or otherwise derive from the Specific Results or any element or portion thereof.

"Embedded DRAM" or "eDRAM" means a device that either (i) primarily carries out logic functions, and includes one or more dynamic random access memory (DRAM) cells embedded within logic circuitry on the same semiconductor substrate, or
(ii) primarily carries out memory functions, and includes one or more DRAM cells in combination with a static random access memory (SRAM) array on the same semiconductor substrate (including an array of SRAM cells linked with bit lines, word lines, sense amplifiers and decoders).

"Foundry Company" means xxxxx.

"Foundry Product" means an Integrated Circuit wherein all the following conditions are met: (i) the design, or masks and/or mask build data, for such Integrated Circuit product are provided to the Foundry Company or Pure Play Foundry, whichever the case may be by a third party; (ii) such Foundry Company or Pure Play Foundry, whichever the case may be, played no substantial role in any phase of the design of such product; and (iii) such Foundry Company or Pure Play Foundry, whichever the case may be is contractually bound to manufacture such product solely

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for, and to sell such product solely to, such third party or its distributor or other recipient solely for the benefit of such third party.

"Future Technologies" means the primary CMOS semiconductor logic generations with ground rules of less than 65nm, including, but not limited to 45nm Bulk CMOS.

"IBM Project Leader" means the individual appointed by IBM pursuant to Section 4.2, below, to provide day-to-day oversight for the Process Development Projects.

"IBM Qualification and Process Freeze" means the successful completion of foundry standard stress on a product and/or a product like vehicle with mixed signal, digital and SRAM elements and with manufacturing process routing defined, in the IBM manufacturing line for 300mm Wafer 90nm Bulk CMOS and/or in IBM's development line for 300mm Wafer 65nm Bulk CMOS, whichever the case may be, as set forth in Exhibit B.

"IBM Transfer Coordinator" means the individual appointed by IBM as the IBM coordinator of transfer activities and manufacturing participation described in Exhibit H.

"Integrated Circuit" means an integral unit formed on a semiconductor substrate including a plurality of active and/or passive circuit elements formed at least in part of semiconductor material.

"Invention" means any invention, discovery, design or improvement, conceived or first actually reduced to practice solely or jointly by one or more Representatives of one or both of the Parties or their respective contractors during the Term of this Agreement and in the performance of the Process Development Projects.

"Lithography" means those aspects of Background Know-How and Specific Results directed to (a) process technology-dependent ground rules or process technology-dependent special rules for shapes replication as developed by the Parties for the generation of photomasks used for development and qualification of a semiconductor process technology in the Process Development Projects, (b) resolution enhancement techniques specifically created pursuant to the Process Development Projects to generate mask build data, (c) such photomasks themselves and the data files used therefor as are used in the Process Development Projects, (d) lithography process sequence as utilized in the Process Development Projects, and (e) mask data generation sequence as utilized in the Process Development Projects.

"Management Committee" shall have the meaning ascribed to it in Section 4.1.

"Mask Fabrication and Photoresist Technology" means any process, procedure, Proprietary Tools, Third Party tools, or hardware tool used in the fabrication of photomasks, as well as the photomasks themselves, and/or the formulation and/or manufacture of photoresist; provided, however, that "Mask Fabrication and Photoresist Technology" shall not include Lithography.

"Memory" means Chip Designs and fabrication processes related to read only memory (ROM), dynamic random access memory (DRAM), programmable ROMs, magnetic RAM (MRAM),

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ferroelectric RAM, and Embedded DRAM. For the avoidance of doubt, "Memory" shall not include static RAM (SRAM) used in the Process Development Projects as test vehicles.

"Module" or "Process Module" means a stand alone sequence of process steps which is a portion of a CMOS process technology.

"Orientation Sessions" means the two orientation sessions to be held in the ASTC in January 2003 and April 2003, respectively, covering the topics described in
Exhibit I (including, IBM's work to date on 90 nm 200mm Bulk CMOS).

"Packaging Technology" means any process, procedure, software, or hardware tools used in the packaging of integrated circuit products into single-chip packages, multi-chip packages, or any other higher levels of assembly, including but not limited to IBM's collapsible chip carrier connection ("C4") interconnect technology; provided, however, that the final on-chip metal and via layers for redistribution of pads (also known as redistribution layer, or last via (LV), or top via (TV), or final via (FV)) shall be considered a part of the CMOS fabrication process, not Packaging Technology.

"Process Development Project(s)" means the 90nm Bulk CMOS and 65nm Bulk CMOS research and development work conducted jointly by Representatives of the Parties pursuant to the terms and conditions of this Agreement, as more fully set forth in Section 3.1, 3.2 and 3.7 below, which the Parties will install as their baseline Bulk CMOS foundry manufacturing process of record (excluding customer specific implementations, derivatives and customer confidential information) in their respective 300mm wafer fabrication facilities.

"Project Leaders" means the IBM Project Leader and the Chartered Co-Project Leader.

"Proprietary Tools" means application software (in source code form or in object code form), such as model generation and extraction software, data collection software and data manipulation/analysis software, that are not commercially available and are either owned by a Party or under which a Party has the right to grant royalty-free licenses, and that are used in connection with the Process Development Projects. For the avoidance of doubt, "Proprietary Tools" shall not be interpreted as including the data itself to be utilized by such application software.

"Pure Play Foundry" shall have the meaning ascribed to it in Section 7.10.1.

"Representative(s)" means a Party's employees and employees of a Party's Wholly Owned Subsidiaries.

"Semiconductor Product" means a component that contains an Integrated Circuit on a single or multichip module that incorporates a means of connecting those Integrated Circuits with other electronic elements (active or passive) and/or means to make external electrical connections to such elements, but which excludes any means for a user to operate the functions therein (e.g., buttons, switches, sensors).

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"Silicon-Germanium Technology" or "SiGe Technology" means semiconductor fabrication processes and design techniques incorporating silicon and germanium in the MOSFET channel region or bipolar base region.

"Silicon-On-Insulator Wafer" or "SOI Wafer" means a single-crystal silicon wafer bearing a horizontally-disposed isolating silicon dioxide (SiO(2)) layer, in turn bearing a single-crystal silicon layer or a polysilicon layer, which is separated from the underlying silicon by the silicon dioxide layer and in which one or more active or passive integrated circuit structures are formed.

"SOI Information" means any and all process methods, steps, and structures created on SOI Wafers and not on Bulk CMOS Integrated Circuits.

"Specific Results" means information and materials, other than i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, vi) SOI Information, and vii) Chip Designs, developed under, and/or acquired, within the scope of the Process Development Projects by one or both Parties pursuant to the development work of the Process Development Projects or otherwise developed within the scope of the transfer assistance set forth in Section 3.6, below, including as follows:

     The documentation produced for the Process Development Projects as set forth in Exhibit G attached hereto ("Documentation");

     All Inventions, information, know-how and materials resulting from the Process Development Projects and transfer assistance set forth in Section 3.6, including but not limited to methods, techniques, unit processes, process flows, structures in silicon, software and other copyrightable materials, and specifications for equipment, chemicals, masks and consumables;

     All derivative works or improvements created or developed by or for a Party solely or jointly as part of the Process Development Projects or the transfer assistance set forth in Section 3.6 from Background Know-How provided to the Process Development Project(s) or as part of such transfer assistance by a Party pursuant to Section 3, below.

For avoidance of doubt, the Parties acknowledge that Specific Results does not include Background Know-How.

"Subsidiary" means a corporation, company or other entity:

     (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for

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          such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a Party hereto,

     provided that in either case such entity shall be considered a Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Subsidiaries, only so long as such ownership or control exists.

"Technical Coordinators" means the individuals referred to in Section 4.4, below.

"Term" means the period of time defined in Section 12.1.

"Test Site" means a device or circuit evaluation site on a wafer.

"Third Party" means an entity or entities other than the Parties or their Wholly Owned Subsidiaries.

"Wholly Owned Subsidiary" shall mean 1) a corporation, company or other entity:

     (a) one hundred percent (100%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party; or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but one hundred percent of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party;

     provided that in either case such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists; or 2) a corporation, company or other entity:

     (c) at least seventy five percent (75%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party; or

     (d) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, or other entity but at least seventy five percent (75%) of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for,

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          designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party provided, that in either case (c) or (d) above, (i) all of the remaining such ownership interest is solely owned or controlled, directly or indirectly, by one or more corporations, companies or other entities which are purely financial investors who are not engaged in the design, development, manufacture, marketing or sale of Semiconductor Products, and (ii) such entity shall be considered a Wholly Owned Subsidiary, and shall be entitled to retain the licenses and other benefits provided by this Agreement to Wholly Owned Subsidiaries, only so long as such ownership or control exists.


SECTION 2 - ASTC

IBM has established the Advanced Semiconductor Technology Center in East Fishkill, New York. Process Development Projects shall be conducted primarily at the ASTC. In addition to the ASTC, IBM may utilize other IBM facilities to conduct elements of the development work associated with the Process Development Projects.


SECTION 3 - SCOPE OF PROCESS DEVELOPMENT PROJECTS

3.1 The Parties agree to jointly develop 300mm Wafer 90nm Bulk CMOS and 300mm Wafer 65nm Bulk CMOS semiconductor manufacturing process technologies based on IBM's "SF" Bulk CMOS technology roadmap set forth as "Strategic Technology Objectives" in Exhibit A (hereinafter referred to as "Strategic Technology Objectives"), and in accordance with the schedule set forth in Exhibit B (hereinafter referred to as "Development Schedule"). The Parties agree that the initial joint development of 300mm Wafer 90nm Bulk CMOS shall begin on 200mm wafer development tools. Any modification to such Strategic Technology Objectives or Development Schedule requires the written consent of the Management Committee. If the Management Committee fails to agree, either Party may escalate such failure to agree through the procedures set forth in Section 18.3. If, after such escalation, the Parties are still unable to agree, such modification will not be made, and the Parties will proceed in accordance with such Strategic Technology Objectives or Development Schedule without such modification or may initiate the wind down procedure set forth in Section 3.1.2 below. For the avoidance of doubt, none of the Process Development Projects shall include the development of i) Proprietary Tools, ii) Packaging Technology, iii) Mask Fabrication and Photoresist Technology, iv) Memory, v) SiGe Technology, vi) SOI Information, or vii) Chip Designs.

     3.1.1 During xxxxx the Parties agree to discuss the extension of their joint development relationship to the 45nm Bulk CMOS process (and other options as determined by the needs of the foundry marketplace). Either Party may decide not to proceed

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            with such discussions and/or extension agreement and any failure to discuss and/or agree shall not constitute a breach of this Agreement. If the Parties proceed with discussions and agree to an extension, such extension shall be set forth in a signed amendment to this Agreement, or a new agreement as the Parties deem appropriate. If the Parties do not agree on an extension by xxxxx, pursuant to this Section 3.1.1, Chartered shall have the right to develop Future Technologies with a Chartered Joint Development Partner pursuant to Section 7.11.

     3.1.2 Should either Party reasonably determine that the process technology to be developed under the 300mm Wafer 65nm Bulk CMOS Process Development Project is no longer meeting the Strategic Technology Objectives or the Development Schedule, or brings forth empirical evidence of changes in the competitive marketplace for semiconductor technology establishing that the 300mm Wafer 65nm Bulk CMOS Strategic Technology Objectives and/or the 300mm Wafer 65nm Bulk CMOS Development Schedule are no longer competitive, such Party may present such problem to the Management Committee for discussion. If the Management Committee, after the exercise of reasonable efforts in the conduct of such discussions, fails to reach unanimous agreement as to a resolution of such Party's concerns then either Party may refer such concerns to the senior executives named in
            Section 18.3, which senior executives shall discuss and meet in person, if necessary, in order to attempt to resolve such Party's concerns. If such senior executives are unable to resolve such Party's concern, the senior executives agree to instruct the Management Committee to negotiate in good faith a mutually agreeable reasonable wind down plan, with a goal of doing so within thirty
            (30) days (which period of wind down shall not exceed ninety (90) days and which plan shall include a reduction or cessation in cost share payments, reduction in or reallocation of some or all of the staffing, reduction and/or cessation of transfer support set forth in Exhibit H, and a final set of deliverables to transfer Specific Results and/or Background Know-How previously undisclosed, if any) to terminate the development relationship set forth in this Agreement. The Parties agree that the survival provision set forth in Section 12.2 shall apply to any such termination. For avoidance of doubt, such wind down shall not be considered a breach of this Agreement.

3.2 The Parties agree that Exhibit A also sets forth the current, as of the Effective Date, technology implementation objectives and parameters for each Process Development Project. The Parties shall work together to evaluate the various options available, including individual Process Module feasibility, integration, characterization and qualification. The goal of such evaluation is to agree on an integrated process technology that meets the Strategic Technology Objectives. If the Project Leaders are unable to agree on a particular Process Module to be developed, or should they disagree as to continued development of a Process Module that was previously selected, the Process Module preferred by xxxxx shall be pursued in the applicable Process Development Project, provided it is consistent with foundry industry marketplace requirements and the standard baseline Bulk CMOS process for such fabrication process generation. xxxxx may

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     escalate the failure to agree through the procedures set forth in Section
     18.3. In the event that a Party proposes a Process Module or replacement Process Module that does not get selected after escalation, then such Party shall have the right to proceed with such development outside the performance of the Process Development Projects.

     3.2.1 IBM confirms that as of the Effective Date, for the 300mm Wafer 90nm Bulk CMOS process all consumables (including, but not limited to photoresist) are available to the Parties from Third Party commercial suppliers. For the 300mm Wafer 65nm Bulk CMOS process, the Parties will strive to utilize consumables (including, but not limited to, photoresist) in the Process Development Project that will be available to both Parties from commercial suppliers. However, if a consumable proposed by IBM is an IBM proprietary consumable, the IBM Project Leader will notify the Chartered Co-Project Leader of such proposed selection, specifying the respects in which the consumable is IBM proprietary. In addition, within thirty (30) days of such proposed selection IBM will inform the Third Party supplier of such IBM proprietary consumable that if such supplier is chosen by IBM, such supplier may provide such proprietary consumable to Chartered irrespective of any IBM imposed restriction or proprietary rights that might otherwise exist. If after speaking with such Third Party supplier Chartered has a good faith belief that such supplier will not sell the proprietary consumable to Chartered, then Chartered may escalate the proposed selection of such IBM proprietary consumable through the process set forth in Section 18.3 within sixty (60) days of being informed of such proposed selection by IBM.

3.3 Throughout the Term of this Agreement and during the respective Process Development Projects IBM shall provide Chartered with access to all Background Know-How that is used by IBM in the development of and as part of IBM's foundry baseline 90nm Bulk CMOS and foundry baseline 65nm Bulk CMOS manufacturing processes for 300mm wafers (excluding customer confidential information and Derivative Processes). Such Background Know-How shall include, without limitation, Background Know-How relating to past or present semiconductor manufacturing processes provided by IBM to Chartered. Throughout the Term of this Agreement and during the respective Process Development Projects Chartered shall provide to IBM all Background Know-How that is relevant to the foundry baseline 90nm Bulk CMOS and foundry baseline 65nm Bulk CMOS manufacturing processes for 300mm wafers (excluding customer confidential information and Derivative Processes) through access to Chartered Representatives who are participating in the Process Development Projects. To assist with the initial delivery of such Background Know-How, IBM and Chartered Representatives will participate in the Orientation Sessions described in Exhibit I. The obligations of this
     Section 3.3 will apply to process generation substitutes, if any, for 90nm Bulk CMOS and 65nm Bulk CMOS manufacturing processes for 300mm wafers as agreed by the Management Committee (e.g., if the Management Committee approves the substitution of 70nm Bulk CMOS for 65nm Bulk CMOS, the obligations of this Section 3.3 will apply to 70nm Bulk CMOS and not to 65nm Bulk CMOS) For purposes of clarification, the Parties

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     acknowledge that this obligation as to substitutes does not apply to intra-generational modifications (i.e., process "shrinks") by either Party.

3.4 For information other than that developed by the Parties in a given Process Development Project to be considered Background Know-How, it must be either deliberately provided to the Process Development Projects by the owner of such information, or be evaluated by the Project Leaders, pursuant to
     Section 3.2, for possible use in a Process Development Project. For avoidance of doubt, all information and materials provided by IBM during the Orientation Sessions shall be considered Background Know-How and shall not be subject to the process set forth below in this Section 3.4.

     In the event an owning Party provides to the other Party information outside of that which is required to be provided pursuant to Section 3.3, above, or inadvertently provides information that is unrelated to the Process Development Projects, then such Party shall have the right to withdraw such information by notifying in writing the Project Leader of the other Party within thirty (30) days after such owning Party's disclosure that such owning Party is withdrawing such information from use in the Process Development Projects and all such information in tangible form associated therewith shall be returned to such owning Party and such tangible information shall not become Background Know-How. In the event of such withdrawal, the non-owning Party shall have the right to use any non-tangible information related to such information retained in the minds of the non-owning Party's employees pursuant to Section 9.1. Absent such notice and withdrawal within thirty (30) days, all information deliberately provided by the owner of such information shall be treated as Background Know-How notwithstanding the other provisions of this Agreement.

     3.4.1 Any issue as to whether information was within the scope of what is required to be provided pursuant to Section 3.3 shall be resolved by the Project Leaders. If the Project Leaders cannot agree, such issue shall be resolved by the Management Committee.

     3.4.2 Each Party shall be responsible for instructing its Representatives on methods of proper introduction of information into the Process Development Projects, and the consequences under Section 7.13, below, of information that is inadvertently obtained.

3.5 Each Party shall have access to all contributed or disclosed Background Know-How and all Specific Results. The Project Leaders will determine the methods and control procedures for access, which (so long as Chartered provides a secure server) shall include access to databases as appropriate, to such Background Know-How and Specific Results.

3.6 Each Party shall be solely responsible for the cost relating to the transfer of Background Know-How and Specific Results to its own facilities, provided however that (i) IBM shall provide the assistance specifically set forth in Exhibit H to Chartered, without additional charge (except that Chartered shall pay for wafers, mask set(s) and design layouts as set

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     forth in such Exhibit H), prior to and during the startup of Chartered's
     Fab 7 Facility; and (ii) Chartered may have Chartered Representatives at the ASTC and IBM's East Fishkill 300mm manufacturing facility for the purpose of supporting transfer to Chartered's Fab 7 Facility specifically as set forth in Exhibit H. In addition the Parties acknowledge that the equipment set to be installed in Chartered's Fab 7 Facility will not be identical to the equipment set installed in IBM's facilities. IBM shall provide assistance, of xxxxx in the aggregate, to Chartered's engineers who are developing process recipes and performing equipment characterization to enable Chartered Qualification and Process Freeze. Exhibit H sets out a table comparing the IBM equipment list with Chartered's Fab 7 Facility equipment list. Further, if Chartered has failed to make its target date for Chartered Qualification and Process Freeze, as set forth in Exhibit H1, and Chartered requests assistance from IBM, then, IBM shall provide such assistance (of xxxxx, in the aggregate) for the baseline foundry 300mm Wafer 90nm Bulk CMOS process and baseline foundry 300mm Wafer 65nm Bulk CMOS process) in accordance with the following: IBM shall provide, within xxxxx of such Chartered request, xxxxx each with expertise in different elements of the process to Chartered's Fab 7 Facility for xxxxx each. IBM shall then provide, if requested, within xxxxx of such Chartered request, xxxxx each with expertise in different elements of the process to Chartered's Fab 7 Facility for xxxxx each. IBM would agree to provide the remaining additional assistance xxxxx (described above) based on a time frame to be mutually agreed. The foregoing assistance (of xxxxx in the aggregate) shall be based on commercial terms and conditions with reasonable financial terms, which would be set forth in a services agreement signed by the Parties. Provided that IBM's obligations set forth in this Section 3.6 as to the foregoing assistance (of xxxxx) apply only to those portions of Chartered's baseline foundry 300mm Wafer 90nm Bulk CMOS process and baseline foundry 300mm Wafer 65nm Bulk CMOS process that are "copy exact" (acknowledging differences in equipment as set forth in Exhibit H8) with IBM's baseline foundry 300mm Wafer 90nm Bulk CMOS process and baseline foundry 300mm Wafer 65nm Bulk CMOS process.

3.7 As part of each Process Development Project, the Project Leaders shall coordinate the completion of the Documentation for such Process Development Project and each Party shall have access to all such Documentation. Each Party shall be solely responsible for obtaining any and all regulatory approvals as may be required to utilize Specific Results at its facilities, and shall be solely responsible for the cost of equipment and consumables as may be required to utilize the Specific Results at its facilities. IBM hereby confirms that as of the Effective Date, the 200mm 90nm Bulk CMOS Background Know-How being provided at the Orientation Sessions does not require a license pursuant to United States export regulations for export to Chartered's facilities in Singapore.


3.8  Without liability to the other Party for breach hereof other than breach of
     Section 6.4, to the extent known by a Party disclosing or providing information or materials for use in any Process Development Project, prior to such disclosure, such disclosing Party agrees to promptly notify the other Party of any limitations on the uses of such information or materials, whether such use would violate or whether such information or

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     materials is protected by any confidentiality, copyright or mask work or similar right of any Third Party. Upon such notification, the Parties may agree to accept such information or materials into the Process Development Project subject to such limitations. Upon the failure to make such notification, or if any such limitation arises after disclosure by the disclosing or providing Party, then the Parties shall attempt to work together to find a mutually agreeable solution. Each Party further agrees to use reasonable efforts to ensure that it will not design or develop the Process Development Projects in such a way that requires the use of any Third Party confidential information or any other material which is not available to the other Party for its use as provided in this Agreement as part of the Background Know-How and/or Specific Results. Each Party further agrees to use reasonable efforts to ensure that it will not disclose to the other Party any information considered confidential by it or by any Third Party which information does not relate to the Process Development Projects.


SECTION 4 - MANAGEMENT AND STAFFING OF THE PROCESS DEVELOPMENT PROJECTS

4.1 The Parties hereby create a Management Committee. The responsibilities of the Management Committee are set forth in Exhibit D, attached hereto. All decisions of the Management Committee shall be by mutual consent.

     The Management Committee is comprised initially of the following individuals:

          (i)  For Chartered: Dr Sun Shi Chung
                              60 Woodlands Industrial Park D
                              Street 2
                              Singapore 738406
                              sunsc@chareteredsemi.com
                              Tel: (65) 6360 1818
                              Fax: (65) 6360 4917

          (ii) For IBM:       Dr TC Chen
                              2070 Route 52
                              Hopewell Junction, New York 12533
                              chentz@us.ibm.com
                              Tel: (845) 892-9016
                              Fax: (845) 892-2155

     Either Party may change its member of the Management Committee by written notice to the other Party. The Management Committee will conduct regular meetings at least once in each calendar quarter on dates and at locations determined by the Management Committee. Meetings of the Management Committee may be held in person, by teleconference or by videoconference.

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     4.1.1  The Management Committee shall establish a regular review process, at least once in each calendar quarter, with the appropriate senior business executives of each Party of at least the level of Vice President or other comparable level. Such review shall include review of an overall progress report to be prepared by the Project Leaders. The responsibilities of the Management Committee are set forth in Exhibit D.

4.2 Each Party shall appoint a Project Leader within thirty (30) days after the Effective Date. It is the intent of the Parties that Project Leaders be assigned to the Process Development Projects for no less than two (2) year terms. The IBM Project Leader shall be in charge of the day-to-day operations of the Process Development Projects with the assistance of the Chartered Co-Project Leader. A Party may replace its Project Leader, named below, by giving written notice to the other Party of such replacement. The responsibilities of the Project Leaders are set forth in Exhibit E.

     The Project Leaders shall be:

          (i)  For Chartered: Dr. Chi-Kwan Lau
                              60 Woodlands Industrial Park D
                              Street 2
                              Singapore 738406
                              lauchi-kwan@charteredsemi.com
                              Tel: 65- 6360-4316
                              Fax: 65 - 6362-2936

          (ii) For IBM:       Clement Wann
                              2070 Route 52
                              Hopewell Junction, New York 12533
                              cwann@us.ibm.com
                              Tel: (845) 892-3720
                              Fax: (845) 892-6462

4.3 In addition to the Project Leaders, each Party will provide Representatives to work on the Process Development Projects at the ASTC. Exhibit C, attached hereto, shows the staffing levels expected for such Representatives. It is the intent of the Parties that such Representatives be assigned to the Process Development Projects at the ASTC for no less than two (2) year terms.

     The Parties will provide sufficient technical personnel on the Process Development Projects with the appropriate skills and experience to accomplish the Strategic Technology Objectives.

4.4 Each Party shall appoint a Technical Coordinator within thirty (30) days after the Effective Date. The Technical Coordinators shall be:

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EXECUTION DRAFT November 26, 2002


          (i)  For Chartered: TBD
                              60 Woodlands Industrial Park D
                              Street 2
                              Singapore 738406

          (ii) For IBM:       TBD
                              2070 Route 52
                              Hopewell Junction,  New York  12533
                              @us.ibm.com
                              Tel: (845) 892-
                              Fax: (845) 892-

     The Technical Coordinators shall be responsible for supervising exchanges of information among the Parties pursuant to Section 7.2, below. A Project Leader for a Party may replace the Technical Coordinator for such Party, named above, by giving written notice to the other Party's Project Leader of such replacement.

4.5 Each Party agrees that its Representatives shall comply in all material respects with all personnel, human resources, security and safety rules, procedures and guidelines of the other Party applicable to contractors resident at or visiting the premises of such other Party or its Subsidiary while such Representatives are on the other Party's or its Subsidiary's premises. In particular, each Party's Representatives agree to abide by the security requirements of the other Party while at the facilities of the other Party. Each Party shall provide to the other in advance a set of documents setting forth all such rules, procedures and guidelines, including any updated versions thereof. IBM's and Chartered's visitation guidelines are set forth in Exhibit F.

4.6 Each Party shall be responsible for the selection of its Representatives described in Exhibits C and H, attached hereto. Personnel supplied by each Party who are Representatives of the supplying Party shall not for any purpose be considered employees or agents of any other Party. Each Party shall be responsible for the supervision, direction and control, payment of salary (including withholding of taxes), travel and living expenses (if any), worker's compensation insurance, disability benefits and the like of its own Representatives. Each Party shall provide reasonable assistance to the other by providing letters of invitation, or the like, if required as part of the application for necessary visas and work permits.


4.7 If either Party should become aware of the existence of any hazardous conditions, property, or equipment which are under the control of the other Party it shall so advise the other Party; however, it shall remain that notifying Party's responsibility to take all necessary precautions against injury to persons or damage to property from such hazards, property, or equipment until corrected by the other Party. Each Party agrees to comply with the applicable Occupational Safety and Health Act ("OSHA"), applicable OSHA

EXECUTION DRAFT November 26, 2002


     standards, applicable New York safety and health laws and regulations, any applicable municipal ordinances, and applicable facility safety rules of which the Party has notice, regarding the Representatives it assigns to the Process Development Projects at the ASTC, and who are visiting Chartered's Fab 7 Facility.

4.8 The Parties agree that the Parties and any Subsidiaries shall refrain from making any payment or gift of any value to any Representatives of the other Party assigned to the ASTC or visiting Chartered's Fab 7 Facility without the employing Party's prior written approval. Neither Party (nor any of its Subsidiaries) may make any representation that might cause a Representative of the other Party to believe that an employment relationship exists between such Representative and the other Party.

4.9 Except for acts of gross misconduct or gross negligence by a Party (or its Representatives or Third Party invitees), neither Party will be liable to the other Party for any injury (including death) to persons or damage to or loss of property suffered on or about the ASTC or Chartered's Fab 7 Facility.

4.10 To the extent permitted by law, during the Term of this Agreement, each Party agrees neither to directly nor indirectly solicit for employment purposes the Representatives of the other Party engaged in semiconductor development in IBM's East Fishkill facility or other Representatives working on the Process Development Projects or assisting in or supporting the transfer of the 300mm Wafer 90nm and 300mm Wafer 65nm Bulk CMOS processes to Chartered's Fab 7 Facility, until at least one (1) year has passed between the date such employee stopped being engaged in such semiconductor development or such transfer support or assistance, as the case may be, and the date of solicitation, without the prior written permission of such other Party. However, the foregoing does not preclude general (i.e., non-targeted) recruitment advertising. In addition, to the extent permitted by law, during the Term of this Agreement, each Party agrees that its units, divisions, line of business or other comparable organizational structures, involved in the development of semiconductor process technologies shall not hire Representatives of the other Party engaged in the Process Development Projects, without the prior written permission of such other Party.


SECTION 5 - CHARTERED COST SHARING

5.1 Chartered's cost share payments shall be a total of xxxxx for the 300mm Wafer 90nm Bulk CMOS and 300mm Wafer 65nm Bulk CMOS Process Development Projects under this Agreement; such payments shall be made as follows xxxxx:

     xxxxx

     Chartered's cost share payments shall be made on xxxxx. Chartered agrees to treat this Agreement as an invoice from IBM for the specified amounts. All cost share payments are non-refundable once made.

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     In the event that there is a delay in the Development Schedule set forth in
     Exhibit B, the Management Committee shall discuss in good faith and mutually agree on a commercially reasonable recovery plan. xxxxx IBM shall be solely responsible for any additional cost incurred in executing such commercially reasonable recovery plan.

5.2 Chartered shall be liable for interest on any overdue payment under this Agreement commencing on the date such payment becomes due at an annual rate equal to xxxxx. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.


SECTION 6 - INSURANCE, RESPONSIBILITY FOR RESULTS AND WARRANTIES

6.1 Each Party shall use commercially reasonable efforts with regard to and perform in a workmanlike manner the Process Development Projects. However, the Parties acknowledge that the results of the development work to be performed are uncertain and cannot be guaranteed by either Party. The risk of success or failure of the Process Development Projects shall be shared by both Parties. If a Party has exerted commercially reasonable efforts in the performance of its responsibilities under a Process Development Project, the failure to achieve the Strategic Technology Objectives or Development Schedule shall not constitute a breach of this Agreement.

6.2 Except as otherwise expressly set forth in Section 6.1 above, all items furnished by a Party to the Process Development Projects and pursuant to
     Section 3.6 will be produced or provided by said Party in the same manner as it produces or provides such items for its own use and will be furnished on an "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND, including, without limitation, (i) any warranty that the Specific Results and/or background know-how will be free of Third Party claims of infringement of patents, copyrights, TRADE SECRET, or mask work rights and (ii) ANY IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY AND FITNESS OR USE FOR A PARTICULAR PURPOSE.

6.3 During the Term of this Agreement, each Party shall maintain for the benefit of the other Party, comprehensive general liability insurance of not less than eight million dollars ($8,000,000) per occurrence which covers bodily injury (including death) and property damage (including, to the extent such insurance is reasonably available therefor, environmental damage), and which applies to any such liability the Party may have under this Agreement. The foregoing obligation can be met with a combination of comprehensive liability insurance augmented by umbrella liability insurance. Purchase and maintenance of such insurance shall in no way be interpreted as relieving either Party of any of its responsibilities hereunder, and each Party may carry, at its expense, such additional insurance amounts and coverage as it deems necessary. In no event shall any such insurance be cancelled during the Term of this Agreement without prior written notice by the insured Party's insurance carrier to the other Party.

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EXECUTION DRAFT November 26, 2002


6.4 Each Party hereby represents that, as of the Effective Date, to the present knowledge of the Microelectronics Division Counsel, IP Law (in the case of IBM) and the Patent Counsel (in the case of Chartered), there are no written notice of infringement of any copyright, mask work, or trade secret that have been received from a Third Party that are applicable to the Background Know-How of IBM and Chartered, respectively, as it exists as of the Effective Date.


SECTION 7 - INFORMATION TRANSFERS

7.1 Without any liability to the other Party for patent infringement or failure to notify, each Party agrees to promptly notify the other Party in writing, of any patents or other intellectual property rights of Third Parties of which it becomes aware, which, in the sole opinion of said Party, said Party reasonably believes may relate to the use of Specific Results or Background Know-How. In such instance, the Parties shall reasonably cooperate with each other to exchange information related to such potential Third Party intellectual property issues. However, neither Party shall have any obligation hereunder to conduct patent searches or studies in relation to the Process Development Projects prior to notifying the other Party of any licenses it may have under any particular patent. The Parties recognize that each of them has patent license arrangements with Third Parties and that it is the individual responsibility of each Party to secure any rights under the patents of Third Parties which may be needed to enable it to manufacture and/or market the product (including products manufactured using the process technology to be developed under the Process Development Projects) at such time as it determines in its sole judgement that such action is required. During the Term of this Agreement, should either Party receive one or more written claims of patent infringement that provides "notice" of patent infringement under 35 U.S.C. 287 such that the receiving Party has a reasonable apprehension of imminent litigation from such claimant under the Declaratory Judgment Act, or would constitute appropriate notice for purposes of a claim of willful infringement such that the receiving Party has a reasonable apprehension of imminent litigation from such claimant, and should such written claim(s) apply to Background Know-How from the other Party for which the noticed Party lacks sufficient technical expertise to support a competent opinion of counsel for willfulness purposes, the other Party agrees to provide such technical assistance as may be reasonably required from a technical person knowledgeable in the subject matter of such Background Know-How to which such claim(s) pertains, so as to enable the noticed Party to obtain such competent opinion of counsel. Such assistance xxxxx shall be rendered at times and locations as reasonably convenient for such technical personnel. Such support shall be limited to technical matters (i.e., shall not include legal evaluation of non-infringement alternatives or otherwise offering opinions on legal matters). Depending on the circumstances the Parties acknowledge that a joint defense agreement, common interest information sharing agreement, or other such agreement may be required to provide such support. Such support shall be provided on an "AS-IS" basis, with no representation or warranty of any kind, including any warranty as to accuracy or completeness.

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EXECUTION DRAFT November 26, 2002

7.2 Any confidential information disclosed by one Party to another in performance of the Process Development Projects shall be designated with an appropriate and conspicuously obvious legend, such as "IBM Confidential" or "Chartered Confidential", as the case may be, such legends to clearly indicate to a person viewing or otherwise accessing such information that it is of a confidential nature to the disclosing Party. Any such disclosure that is made orally shall be confirmed in writing under a like designation within thirty (30) days after the date of such disclosure. The Technical Coordinators shall monitor and keep records of all such disclosures of confidential information and shall ensure that it is properly marked as confidential, and record the date of receipt. Specific Results generated pursuant to the Process Development Projects and any confidential information that is included in Specific Results shall be clearly designated by the Technical Coordinators with an appropriate legend, such as "C/I Confidential". Notwithstanding the foregoing labelling requirements, Specific Results and Background Know-How are deemed to be confidential whether or not labelled as such. Further, in the event that a Representative of either Party obtains information relating to the Process Development Projects in tangible form which is not designated as confidential in accordance with this Section 7.2, but which from its nature appears likely to be confidential, such Representative will notify the Technical Coordinators who then will decide whether or not such information can and should be thereafter treated as confidential. The Technical Coordinators shall either both agree that such information is non-confidential or have all copies of such information in tangible form promptly marked with the appropriate legend identifying its confidentiality.

7.3 Except as otherwise provided in this Agreement, with respect to Specific Results, Background Know-How and any other confidential information of either Party which is confidential pursuant to Section 7.2 above, the Party receiving such information shall use the same efforts to avoid the unauthorized publication or dissemination to Third Parties of such information as it employs with respect to its own information which it does not desire to be published or disseminated. For Specific Results of each Process Development Project and Background Know-How of each Process Development Project, the obligations of confidentiality shall terminate seven (7) years after the scheduled date of IBM Qualification and Process Freeze for each applicable Process Development Project; in the case of Proprietary Tools, this obligation of confidentiality shall terminate seven
     (7) years after its disclosure by the disclosing Party; and for all other confidential information this obligation of confidentiality shall terminate five (5) years after its disclosure by the disclosing Party. This obligation shall not, however, apply to any information that is:

     7.3.1 already in or comes into the possession of the receiving Party or its Subsidiaries without obligation of confidence;

     7.3.2 now, or hereafter becomes, publicly available without breach of this Agreement;

     7.3.3 rightfully received from Third Parties without obligation of confidence;

     7.3.4  independently developed by the receiving Party or its Subsidiaries;

EXECUTION DRAFT November 26, 2002


     7.3.5  approved for release by written agreement of the disclosing Party;
            or

     7.3.6 inherently disclosed in the use, lease, sale or other distribution of any available product or service or publicly available supporting documentation therefor by the receiving Party or any of its Subsidiaries.

7.4 The receiving Party's obligations with respect to Specific Results, Background Know-How, or any other confidential information of the disclosing Party as specified in Section 7.3, above, shall not apply to any disclosure that is:

     7.4.1 in response to a valid order of a court or other governmental body of any country or group of countries or any political subdivision thereof; provided, however, that the receiving Party shall first have notified the disclosing Party and made a good faith effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

     7.4.2 otherwise required by law or securities regulations to which the receiving Party is subject; or

     7.4.3 reasonably necessary in order to establish the receiving Party's rights, provided that such receiving Party shall provide the disclosing Party with prior written notice, except notice shall not be required where the receiving Party is attempting to establish rights in a lawsuit under this Agreement against the disclosing Party or is filing a patent application.

7.5 Each Party shall have the right to disclose Specific Results and Background Know-How to any of its Wholly Owned Subsidiaries at any time; provided however, that such Wholly Owned Subsidiaries shall agree to be bound by terms consistent with those applicable to said Party under this Section 7 and the survival of same pursuant to Section 12. Further, each Party may authorize its Wholly Owned Subsidiaries to whom such Party has disclosed Specific Results or Background Know-How pursuant to this Section 7.5 to exercise some or all of its rights to disclose Specific Results or Background Know-How under and in accordance with this Section 7.

7.6 In addition to Wholly Owned Subsidiaries, subject to the remaining provisions of this Section 7.6, Chartered shall have the right to disclose to each of Chartered's Jointly Owned Facilities. Chartered may authorize Chartered Jointly Owned Facilities to whom it has disclosed Specific Results and Background Know-How pursuant to this Section 7.6 to exercise some or all of its rights to disclose Specific Results and Background Know-How under and in accordance with Sections 7.7, 7.8 and 7.9.

     xxxxx.

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     7.6.4  IBM shall have the following audit rights. IBM shall nominate three
            (3) independent auditors, from which Chartered shall select one, to conduct, within five (5) working days for all Chartered Jointly Owned Facilities except those described in Section 7.6.5, below, for which the time period shall be ten (10) working days prior notice to Chartered and no more frequently than semiannually for all Chartered Jointly Owned Facilities except those described in Section 7.6.5, below, for which the frequency shall be no more than once per year (or, at IBM's option, as frequently as once a quarter should an audit uncover a material noncompliance), an audit of the Chartered Jointly Owned Facility(ies) which have received Specific Results and/or Background Know-How from Chartered to assure compliance with this Section 7.6. Such auditor shall enter into a confidentiality agreement with Chartered and/or with IBM (in which case the agreement would include a provision under which Chartered would be granted third party beneficiary status (or the equivalent under whatever law applies to the agreement) with an independent right to enforce the applicable provisions of such confidentiality agreement as they pertain to Chartered's confidential information) sufficient to limit use and disclosure by such auditor solely to determine Chartered's compliance with its obligations under this Section 7.6 and shall not disclose to IBM any Chartered confidential information other than that necessary to understand any noncompliance situation. In the absence of a finding of noncompliance such auditor shall not be present at such Chartered Jointly Owned Facility for more than five (5) working days.

     7.6.5 In the case of Chartered Jointly Owned Facilities that exist as of the Effective Date (i.e., Chartered's Fab 5 and Fab 6), information that would disclose detailed aspects of the Specific Results and Background Know-How, including but not limited to process recipes, tool settings, specific process flows, or manufacturing process specifications, shall only be disclosed to those Chartered employees and employees of such Chartered Jointly Owned Facility (including those who may have been employees of one of the other owners) that in Chartered's opinion and sole discretion have a need to know for purposes of carrying out their duties in such Chartered Jointly Owned Facility. The foregoing information shall not be transferred to other owners(s) of such Chartered Jointly Owned Facilities, employees of such other owner(s) (except as set forth in the following sentence), or any other Third Party. Without limiting the foregoing, the Parties agree that incidental access to general aspects of Specific Results and Background Know-How (e.g. as part of normal operational briefings) by employees of such other owner(s) that are otherwise resident at or assigned to such Chartered Jointly Owned Facility shall not be considered a breach of this Section 7.6.5.

     7.6.6 In the case of Chartered Jointly Owned Facilities that are established after the Effective Date (including but not limited to Chartered's Fab 7 Facility if it becomes a Chartered Jointly Owned Facility), the following shall apply:

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          7.6.6.1  Other than Chartered, xxxxx (however, Chartered may add xxxxx with the prior written consent of IBM, which consent shall not be unreasonably withheld) (none of which are xxxxx, as defined below) may be co-owners with Chartered in Chartered's Fab 7 Facility and one other Chartered fabrication facility established after the Effective Date.

                        (a) Provided, however, that the foregoing restrictions
                   shall apply only if employees of a xxxxx are present and have access to or are exposed to any portion of Specific Results or Background Know-How (except as otherwise permitted pursuant to Sections 7.7, 7.8 and 7.9) at such Chartered Jointly Owned Facility.

                        (b) For purpose of this Section 7.6.6, xxxxx means a
                   Third Party who has a xxxxx percent or greater ownership interest or control, directly or indirectly, of xxxxx; provided, however, that xxxxx does not include xxxxx, and the restrictions set forth in Sections 7.6.6.1, 7.6.6.2 and
                   7.6.6.4 shall not apply to any such parties.

          7.6.6.2 Chartered agrees that the access or exposure provided to the xxxxx employees described in Section 7.6.6.1 (a), above, shall be limited to that necessary, in Chartered's reasonable opinion in order to carry out their responsibilities in such Chartered Jointly Owned Facility. Such employees of xxxxx shall have no right to take any portions of the Specific Results or Background Know-How (other than residuals as defined in Section 9.1, which shall still be considered confidential and subject to Section 7) outside the Chartered Jointly Owned Facility. In the event that such employees are present and regardless of the type and amount of such access by such employees as described in Section 7.6.6.1(a), such Chartered Jointly Owned Facility shall pay a royalty of xxxxx. Such royalty shall be paid as follows:

                        (a) such royalty shall be due and payable, as set forth
                   in Section 7.6.6.2 (c) below, upon shipment to the xxxxx for all production wafers fabricated within xxxxx from the date of the first production shipment with purchase order (excluding shipment of prototypes and design evaluation hardware) of wafers to the xxxxx; and

                        (b) if any 300mm Wafer 65nm Bulk CMOS Specific Results
                   are installed in a Chartered Jointly Owned Facility then such royalty shall apply for xxxxx from the date of first production shipment of any 65nm wafers;

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                        (c) all such royalties payable to IBM shall be payable
                   directly from such Chartered Jointly Owned Facility within thirty (30) days after the end of each calendar quarter to the account set forth in Section 13.1.1. In addition, Chartered shall submit to IBM a report setting forth the quantity of wafers sold to the xxxxx and total net selling price for the previous quarter. Such report shall be submitted within thirty (30) days after the end of each calendar quarter to the Director of Licensing at the address set forth in Section 13.1.1, whether or not any royalty is due for such quarter.

                   Should a xxxxx wish to receive (before such time as Chartered has the right to disclose directly to such xxxxx pursuant to
                   Section 7.12 or other provisions of this Agreement) the 300mm Wafer 90nm Bulk CMOS or 300mm Wafer 65nm Bulk CMOS Specific Results and Background Know-How, other than as set forth above, it may request a license to do so from IBM. Should IBM grant such a license to one of the xxxxx set forth in Section
                   7.6.6.1 above (at any time before Chartered has the right to do so directly pursuant to Section 7.12 or the other provisions of this Agreement), which xxxxx was referred to IBM by Chartered, IBM agrees to xxxxx the license fee and royalty payments from such license with Chartered and Chartered's share of such license fee and royalty payments shall be paid directly to Chartered by the licensee; provided, however, that such obligation to share such fees and royalties shall not apply to (a) any amounts for related services such as technology transfer, support, and maintenance, or any amounts for other arrangements such as revenue from the sales of wafers; (b) any license or other arrangement with such xxxxx entered into prior to the date it became an owner of such Chartered Jointly Owned facility, or any grant of license or other arrangement that does not include a license grant to the xxxxx for Specific Results and Background Know-How; or (c) any patent cross-license agreement between IBM and the xxxxx. In addition, IBM shall include a provision in the license agreement requiring the licensee to submit to Chartered a report setting forth the fees and royalties for the previous quarter and the method of calculation therefor. Such report shall be submitted within thirty (30) days after the end of each calendar quarter to the person designated and at the address set forth in Section 13.1.2, whether or not any fees or royalties are due for such quarter.

          7.6.6.3 Other than as set forth in Section 7.6.6.2, information that would disclose detailed aspects of the Specific Results and Background Know-How, including but not limited to process recipes, tool settings, specific process flows, or manufacturing process specifications, shall only be disclosed to those Chartered employees and employees of such Chartered Jointly Owned Facility (including those who may have been employees of one of the other owners) that in Chartered's opinion and sole discretion have a need to know for purposes of carrying out their duties in such Chartered

                                 Page 25 of 73
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                     Jointly Owned Facility. The foregoing information shall not be transferred to other owners(s) of such Chartered Jointly Owned Facilities, employees of such other owner(s) (except as set forth in the following sentence), or any other Third Party. Without limiting the foregoing, the Parties agree that incidental access to general aspects of Specific Results and Background Know-How (e.g. as part of normal operational briefings) by employees of such other owner(s) that are otherwise resident at or assigned to such Chartered Jointly Owned Facility shall not be considered a breach of this Section 7.6.6.3.

            7.6.6.4 Chartered shall secure a written agreement with such xxxxx that are co-owners pursuant to Section 7.6.6.1, by which the other owner agrees that it will abide by the applicable provisions of this Section 7.6 xxxxx.

     7.6.7 Should a Chartered Jointly Owned Facility cease to retain the licenses and other benefits provided by this Agreement for any reason, including by virtue of a) a reduction in the ownership percentage of the owning Party or b) a failure to abide by the provisions of this Section 7.6, such entity shall retain such licenses notwithstanding such license cessation for a period of time as may be required to enable such entity to fulfill any purchase orders or other legally binding commitments existing as of the date of such license cessation, but such period of time shall not exceed xxxxx. As soon as reasonably practicable after such ownership change, such entity shall indicate in its web sites and other marketing communications channels that it shall no longer offer products made utilizing the rights licensed hereunder. After the date of such license cessation, such entity will not (unless otherwise authorized by IBM) enter into any new supply or other commitments that would require the exercise of rights granted to it by IBM under this Section 7.6.

7.7 Chartered shall have the right (in addition to its other rights under this Section 7) to disclose those aspects of Specific Results and/or Background Know-How to contractors, suppliers, and consultants as may be reasonably necessary, solely for the purpose of enabling such Third Parties to assist Chartered in exercising its rights granted under this Agreement. By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such contractors, suppliers, and consultants are as follows:

     7.7.1 specifications for masks, materials, chemicals, consumables and/or equipment, to contractors or suppliers;

     7.7.2 process information as required to have equipment maintained, to tool vendors; and

     7.7.3 equipment lists and simple process flow information (excluding detailed process flow information or detailed process specifications), as necessary in order to enable installation of Specific Results and/or Background Know-How.

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     Such disclosures cannot be made without a written agreement between
     Chartered and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.8 Chartered shall have the right (in addition to its other rights under this Section 7) to disclose those aspects of Specific Results and/or Background Know-How, to customers, design service providers, electronic design and automation (EDA) vendors, and providers of circuit designs or libraries (such as providers of cores and other IP blocks) as may be reasonably necessary, solely for the purpose of enabling such Third Parties to assist Chartered in exercising its rights under this Agreement. By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such customers, design service providers, electronic design and automation (EDA) vendors, and circuit design providers are as follows:

     7.8.1 Process roadmap and development schedule for Process Development Projects;

     7.8.2 Time schedule for development of device model library, and SPICE parameters;

     7.8.3  Design rules for each Process Development Project; and

     7.8.4 Simplified process flow information (indicative of rough number of process and mask steps and excluding detailed process flow information and detailed process specifications).

     In addition, Chartered may disclose and sublicense (in addition to its other rights under this Section 7) to EDA vendors and circuit design or library providers information of the type set forth in subsections 7.8.1 through 7.8.4 where such disclosure and sublicense will directly or indirectly enable or benefit Chartered's foundry business in connection with the manufacture and sale of wafers, acknowledging that such Third Parties may license for their own benefit the resultant EDA software and/or cores or IP blocks to parties other than Chartered. Such disclosures cannot be made without a written agreement between Chartered and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.9 Chartered shall have the right (in addition to its other rights under this Section 7) to disclose such aspects of Specific Results and/or Background Know-How, to its customers as may be reasonably necessary, solely for the purpose of enabling Chartered to develop a Derivative Process for the manufacture of Semiconductor Products solely for such customer and to manufacture Semiconductor Products for such customer. The resultant Derivative Process may be used by Chartered to manufacture Semiconductor Products for future customers, but such future customers will not get any access to any of the Specific Results and/or Background Know-How, except as otherwise set forth in this Section 7.

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     By way of example and not limitation, examples of the general types of information the Parties agree are "reasonably necessary" for disclosure to such customers for such purposes are as set forth in Section 7.8.

     Such disclosures cannot be made without a written agreement between Chartered and the recipient Third Party that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limits such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

7.10 Subject to Section 7.10.1 below, IBM shall have the right to disclose Specific Results and Background Know-How to any Subsidiary or any Third Party, at any time and for any purpose, and such recipients shall have the right to disclose Specific Results and Background Know-How to others, provided that such disclosures shall be subject to appropriate confidentiality terms that, at a minimum, shall have a term of confidentiality consistent with that set forth herein and that limit such recipient's use of such information in accordance with terms and conditions consistent with those set forth herein.

     7.10.1 Notwithstanding the foregoing, during the period xxxxx (with respect to each Process Development Project, the "Restricted Period"), if IBM enters into an agreement licensing 65nm Bulk CMOS process technology (or a substantially equivalent 300mm 65nm Bulk CMOS process technology) to an entity other than xxxxx, and such agreement enables xxxxx to sell 65nm 300mm Integrated Circuits or Semiconductor Products during the Restricted Period, to any party other than IBM, IBM agrees that it shall xxxxx which shall be shared with Chartered as follows: Such xxxxx shall remit to Chartered directly xxxxx IBM would otherwise receive from xxxxx for such license grant (but no less than xxxxx; provided, however, that such obligation to share such fees shall not apply to (a) any amounts for related services such as technology transfer, support, and maintenance; (b) any license or other arrangement with xxxxx entered into prior to the Effective Date; or to (c) any patent cross-license agreement between IBM and xxxxx.

     7.10.2 In addition, except as set forth in Section 7.10.3, during the Restricted Period only, IBM may not license the 300mm Wafer 90nm Bulk CMOS process technology (or a substantially equivalent 300mm 90nm Bulk CMOS process technology) and/or the 300mm Wafer 65nm Bulk CMOS process technology (or a substantially equivalent 300mm 65nm Bulk CMOS process technology) to xxxxx; and, except as set forth in
             Section 7.10.3, during the Restricted Period only, IBM may not license the 300mm Wafer 90nm Bulk CMOS process technology (or a substantially equivalent 300mm 90nm Bulk CMOS process technology) to xxxxx.

     7.10.3 During the Restricted Period with respect to the 300mm 90nm Bulk CMOS process technology only, if IBM exercises its have made rights with respect to xxxxx, the Restricted Period during which the restrictions in Section 7.10.2 apply shall be extended to a total of xxxxx, but only as it applies to a license grant to the xxxxx to whom IBM provided such have made rights. During the Restricted

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     Period with respect to the 300mm 65nm Bulk CMOS process technology IBM may exercise its have made rights to xxxxx.

7.11 If the Parties do not enter into an agreement by xxxxx to jointly develop a Future Technology pursuant to the extension discussions and/or agreement as described in Section 3.1.1, Chartered shall have the right (in addition to its other rights under this Section 7) to disclose Specific Results and/or Background Know-How, to Chartered Joint Development Partners for the purpose of jointly developing Future Technologies, under the following conditions:

     (a)  xxxxx

     (b) the joint development relationship with the Chartered Joint Development Partner(s) must be set forth in a written agreement that includes

          (i)   xxxxx;

          (ii)  xxxxx;

          (iii) a period of confidentiality consistent with that set forth herein; and

          (iv)  xxxxx

7.12 Chartered shall have the right (in addition to its other rights under this Section 7) to disclose the Specific Results and Background Know-How, as part of a license of substantially the entirety of Chartered's 300mm 90nm Bulk CMOS process technology to any Third Party, for any purpose, xxxxx. Chartered shall have the right to disclose the Specific Results and Background Know-How as part of a license of substantially the entirety of Chartered's 300mm 65nm Bulk CMOS process technology that includes Specific Results and Background Know-How, to any Third Party, for any purpose, xxxxx. Such disclosures cannot be made without a written agreement between such Third Party and Chartered that, at a minimum, shall have a term of confidentiality consistent with that set forth in this Agreement.

7.13 With respect to information that does not relate to the Process Development Projects and which is considered confidential by either Party, it is not the intention of any Party to disclose to or obtain from another Party any such information. In particular, the Parties acknowledge that IBM has other development projects and relationships being conducted in the ASTC facility, and the Parties shall take reasonable precautions to limit the disclosure and receipt of information unrelated to Process Development Projects. In the event that a Representative of a Party inadvertently obtains any such information of the other Party that is designated as confidential or which should from its nature be understood to be confidential, the Technical Coordinator of the owning Party shall be informed, and any such information in tangible form shall promptly be returned to such owning Party. Nothing in this Agreement shall convey any right to said Party to use said tangible information for any purpose. However, any non-tangible information related to

                                 Page 29 of 73
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     said information which is retained in the minds of the Party's employees will be treated pursuant to Section 9.1.


SECTION 8 - LICENSES TO BACKGROUND KNOW-HOW

8.1 IBM hereby grants to Chartered, under its trade secret, know-how, copyright, and mask work rights, xxxxx (except as set forth in Section 12.5 of this Agreement), license to use Background Know-How for the purpose of researching, developing, engineering, manufacturing, using, operating, marketing, selling, servicing and otherwise disposing of Integrated Circuits and/or Semiconductor Products, including researching, developing, engineering, manufacturing, operating, servicing and otherwise using process technologies for semiconductor devices, and such license shall include the right to make derivatives of such information (including Derivative Processes and Future Technologies, including with Third Parties pursuant to Section 3.1.1) for such uses. In the case of copyrightable materials, such license includes the right to reproduce, create derivative works of, distribute, use, execute, and display and perform (publicly and otherwise) such copyrightable materials to the extent consistent with the provisions of Section 7. In the case of mask work rights, such license includes the right to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof. Chartered shall have the right to sublicense its rights and shall have the right to have Third Parties exercise the licenses granted herein on behalf of Chartered under this
     Section 8.1, but such sublicensing is permitted only to the extent such sublicensing is consistent with Section 7. For the avoidance of doubt, Chartered shall have the same rights and obligations in and to Derivative Processes and Future Technologies as it does for Specific Results and Background Know-How hereunder.

8.2 Chartered hereby grants to IBM, under its trade secret, know-how, copyright, and mask work rights, xxxxx (except as set forth in Section 12.5 of this Agreement), license to use such Background Know-How for the purpose of researching, developing, engineering, manufacturing, using, operating, marketing, selling, servicing and otherwise disposing of Integrated Circuits and/or Semiconductor Products, including researching, developing, engineering, manufacturing, operating, servicing and otherwise using process technologies for semiconductor devices and such license shall include the right to make derivatives of such information (including Derivative Processes and Future Technologies) for such uses. In the case of copyrightable materials, such license includes the right to reproduce, create derivative works of, distribute, use, execute, and display and perform (publicly and otherwise) such copyrightable materials to the extent consistent with the provisions of Section 7. In the case of mask work rights, such license includes the right to use any process-related mask design information provided to a Process Development Project (e.g. kerf test structures) and create derivative works thereof. IBM shall have the rights to sublicense its rights and shall have the right to have Third Parties exercise the licenses granted herein on behalf of IBM under this
     Section 8.1, but such sublicensing is permitted only to the extent such sublicensing is consistent with Section 7.

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8.3  Each Party agrees to not unreasonably withhold the granting, upon request by the other Party or by a recipient to whom disclosure has been made pursuant to Section 7, of a non-exclusive license under such Party's patents, under reasonable and non-discriminatory terms and conditions, to the extent necessary for such other Party or such recipient to utilize the disclosed information for the purposes set forth in this Agreement.

8.4 No license or other right is granted herein by either Party to the other Party, directly or indirectly, by implication, estoppel or otherwise, with respect to any trade secrets, know-how, copyrights, mask works, patents, patent applications, utility models, or design patents except as expressly set forth in this Agreement, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. The Parties expressly understand and acknowledge that any patent license rights that may be required to carry out the licenses set forth in this Agreement are set forth in separate patent cross-license agreements between them.


SECTION 9 - LICENSE TO RESIDUALS AND PROPRIETARY TOOLS

9.1 Each Party shall be free to use and disclose the residuals of Specific Results, other Party's Background Know-How, and Proprietary Tools, if any, and other confidential information received pursuant to Section 7.2, above, for any purpose, including use in the development, manufacture, marketing, and maintenance of any products and services. The term "residuals" means that information in non-tangible form that may be mentally retained by those Representatives of a Party who have had access to Specific Results, Background Know-How or Proprietary Tools, if any, of the other Party, pursuant to this Agreement. For the avoidance of doubt, residuals includes solely those general aspects of Specific Results, Background Know-How, or Proprietary Tools that become part of the knowledge base of such Representatives, and this Section 9.1 shall not be interpreted as permitting such Representatives to disclose specific aspects of such information other than as set forth in Sections 7 and 8 of this Agreement. The Parties agree that the receipt of Specific Results, the Background Know-How, or the Proprietary Tools, if any, of the other Party shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of a Party's Representatives within that Party and its Wholly Owned Subsidiaries or in the case of Chartered, to any Chartered Jointly Owned Facilities. For the avoidance of doubt, the foregoing residuals grant shall also apply to (i) employees of Chartered Jointly Owned Facilities, and (ii) employees of other owners of such Chartered Jointly Owned Facilities; provided, however, that in the case of such employees of other owners of such Chartered Jointly Owned Facilities, disclosure of residuals shall be subject to Section 7.

9.2 Each Party grants to the other Party under the Proprietary Tools provided by that Party for use in the Process Development Projects, xxxxx license to use, execute, display, and perform such Proprietary Tools in IBM's Microelectronics Division for the purpose of the Process Development Projects. Any Proprietary Tools that are introduced into IBM's

                                 Page 31 of 73
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EXECUTION DRAFT November 26, 2002

     Microelectronics Division for the purpose of the Process Development Projects may not be transferred from IBM's Microelectronics Division or used by a Party outside IBM's Microelectronics Division without the express written consent of the Party introducing the Proprietary Tool(s). In the case of the 300mm 90nm Process Development Project as of the Effective Date, IBM confirms that there are commercially available alternatives for all Proprietary Tools in use by IBM. In the case of the 300mm 65nm Process Development Project, the Parties will use commercially reasonable efforts to use Proprietary Tools for which there are commercially available alternatives. If, nonetheless, a Party uses (in connection with the Process Development Projects) Proprietary Tools that are not available from another source or for which there is no reasonable substitute that is commercially available, such Party will provide, to the extent it has the right to do so, such Proprietary Tools (together with documentation, if any, that exists as of the date of such license grant) to the other Party. To the extent it has the right to do so, and on terms and conditions (which shall include reasonable fees such as those for maintenance, support and porting, if any) to be negotiated, such Party would grant xxxxx license to the other Party to use, execute, display and perform such Proprietary Tools, inside or outside the Process Development Projects in furtherance of completion of Chartered Qualification and Process Freeze activities, including such activities in Chartered's Fab 7 Facility. For any Proprietary Tool, IBM shall provide commercially reasonable assistance to Chartered in identifying a commercially available substitute.


SECTION 10 - OWNERSHIP OF SPECIFIC RESULTS

10.1 Except with respect to patent rights in and to Designated Inventions as set forth in Section 11, Specific Results (whether developed solely by one Party or jointly by both Parties) shall be the property of both Parties, which shall own the mask work, copyright, trade secret, know-how and other intellectual property rights therein jointly and equally, without any duty of accounting to one another or obligation to obtain the consent of one another for the exploitation thereof or granting of licenses (including the right of licensees to grant sublicenses) with respect thereto consistent with Section 7. Moreover, for the avoidance of doubt, this Agreement shall constitute written consent of such joint owners for the disclosing Party to make the disclosures set forth in Section 7, to the extent such joint consent is required in a given jurisdiction; provided, however, that such assent is subject to the terms and conditions of this Agreement. Before applying to register or record in any country any of the rights or material to which this Section 10 relates, the Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall make such application and in which countries. To the extent required to perfect the Parties' joint ownership rights, each Party hereby agrees to assign to the other Party an equal, undivided ownership of all right, title and interest (including, without limitation, all intellectual property rights) in and to all Specific Results other than patent rights in and to Designated Inventions.

10.2 Notwithstanding the joint ownership by the Parties of all Specific Results, disclosures of Specific Results shall be subject to Section 7.

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SECTION 11 - INVENTIONS

11.1 Any and all patent rights in and to each Designated Invention made solely by one Party hereto, including title to all patent applications filed thereon and all patents issued thereon, shall be solely the property of the inventing Party, subject to the licenses set forth in Section 11.3. For the avoidance of doubt, the term "patent rights" includes all patent-related rights in patent applications, and any and all utility models, design patents, reissues, reexaminations, and other patent grants therefrom, as they may exist throughout the world. Furthermore, for the avoidance of doubt such sole ownership in and to such patent rights shall not be interpreted as applying to the copyrights, trade secrets, mask works, and other non-patent intellectual property rights in and to such Designated Inventions, which shall remain jointly owned pursuant to Section 10. Notwithstanding such joint ownership in such non-patent rights, the other owner of such non-patent rights hereby grants its irrevocable assent to the owner of such patent rights to solely control the content, filing, prosecution, and issuance of any and all patent rights in and to such Designated Inventions. Moreover, to the extent required in a given country in which such patent rights are applied for, the other Party hereby agrees to execute such assignments and other documents as may be required to memorialize the filing Party's sole ownership of such patent rights.

11.2 Designated Inventions made jointly by one or more Representatives or contractors of one Party with one or more Representatives or contractors of any other Party, and title to all patent applications filed thereon and all patents issued thereon, shall be jointly owned. Each Party shall have the right to grant licenses (including the right of any licensee to grant sublicenses) to their Subsidiaries and/or to Third Parties under any patent issued on such a joint Designated Invention without compensation to the Party, which hereby gives any necessary consent for granting such licenses as may be required by the law of any country. All expenses, other than internal patent department expenses of the Parties, incurred in obtaining and maintaining such patents shall be equally shared by the Parties (except as provided hereinafter). Prior to filing any patent application in respect of any such joint Designated Inventions, the Parties shall hold consultations and agree on whether this is appropriate and, if so, which of them shall file and prosecute such application and in which countries corresponding applications shall be filed and by whom. The Parties agree that they shall file (and share the costs in preparing and filing) all joint Designated Inventions in both the United States and Singapore. All subsequent costs shall be handled pursuant to the following: With respect to any joint Designated Invention, where one Party elects not to seek or maintain such protection thereon in any particular country or not to share equally in the expenses thereof, the other Party shall have the right to seek or maintain such protection in said country at its or their own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issued thereon shall be joint.

11.3 With respect to patents issued on said Designated Inventions, the license granted by the owning Party to the other Party is as set forth in the patent license agreement ("License

EXECUTION DRAFT November 26, 2002

     Agreement" number LQ14208) between the Parties, effective January 1, 2001, as amended.

11.4 Each Party shall give the other Party all reasonable assistance in connection with the preparation or prosecution of any patent application filed by said other Party and shall cause to be executed all assignments and other instruments and documents as said other Party may consider necessary or appropriate to carry out the intent of this Section 11.

11.5 Nothing in this Agreement shall affect any patent license agreements between the Parties currently existing.

11.6 The Project Leaders shall establish a Joint Patent Review Committee comprising members from each Party, which shall establish a procedure for reviewing joint Invention disclosures in order to determine which joint Inventions should be filed as patent applications.


SECTION 12 - TERM AND TERMINATION

12.1 This Agreement shall be in effect from the Effective Date and, unless previously terminated as hereinafter set forth and shall end on xxxxx, unless otherwise extended by mutual agreement of the Parties as a result of a change to the Development Schedule, as defined in Section 3.1, above.

12.2 At expiration or termination (except as set forth in Section 12.5, below) of this Agreement, Sections 1; 3.8, 4.9; 6; 7.1, 7.3-7.12 inclusive; 8; 9; 10; 11; 12; 13; 15; 16; 17 and 18 shall survive and continue after the date of such expiration and shall bind the Parties and their legal representatives, successors and assigns. The Parties agree that failure to list any Sections as surviving does not prejudice either Party's remedies with respect thereto. In addition, to the extent not fulfilled prior to the date of expiration, the obligation to enter into a service agreement to provide xxxxx assistance as set forth in Section 3.6, above, shall survive for a period of xxxxx after such expiration date and to the extent not fulfilled prior to the date of expiration, IBM's obligation to provide the assistance set forth in Exhibit H4.2 shall survive for a period of xxxxx after such expiration date.

12.3 Either Party shall have the right to immediately terminate this Agreement by giving written notice of termination to the other Party if other Party
     1) permanently ceases doing business; 2) is adjudged bankrupt or insolvent or files a petition for bankruptcy; 3) goes into liquidation; 4) has anything analogous to any of the foregoing occur under the laws of Singapore; or 5) undergoes a Change of Control.

12.4 If either Party to this Agreement fails to perform or violates any material obligation of this Agreement, then, upon thirty (30) days written notice to the breaching Party specifying such failure or violation (the "Default Notice"), the non-breaching Party may terminate this Agreement, without liability, unless:

EXECUTION DRAFT November 26, 2002

     The failure or violation specified in the Default Notice has been cured within a thirty (30) day period; or

     The failure or violation reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the breaching Party has begun substantial corrective action to remedy the failure or violation within such thirty (30) day period and diligently pursues such action, in which event, termination shall not be effective unless sixty (60) days has expired from the date of the Default Notice without such corrective action being completed and the failure or violation remedied.

12.5 Notwithstanding any provision to the contrary elsewhere in this Agreement,
     (a) if a non-breaching Party terminates this Agreement as a result of a material breach of this Agreement that is caused by Representative(s) of a Party who engaged in any gross and/or willful misconduct that resulted in such material breach and such material breach results in substantial harm to the non-breaching Party or (b) if a non-breaching Party terminates this Agreement as a result of a material breach of the confidentiality obligations of Section 7, which results in substantial harm to the non-breaching Party, the non-breaching Party shall have the right to terminate the disclosure rights and licenses granted to the breaching Party pursuant to Sections 7 and 8, respectively. Provided however that an intentional material breach of the confidentiality obligations of Section 7 by an employee of a Party acting outside the scope of his/her employment (i.e., acting without either the knowledge of or the actual or implied consent of such employee's management) shall not constitute a cause for termination of the disclosure rights and licenses. If such disclosure rights and licenses are terminated, the breaching Party shall immediately return to the non-breaching Party, or destroy, any documentation or materials provided by the non-breaching Party embodying Specific Results and/or Background Know-How, and such return or destruction shall be certified to the non-breaching Party, in writing, by an officer of the breaching Party. Notwithstanding any such termination of licenses and disclosure rights to the breaching Party, the rights granted by the breaching Party to the non-breaching Party or to Third Parties (excluding Chartered Jointly Owned Facilities) shall survive and remain in full force and effect. Notwithstanding the provision in Section 18.3 allowing a Party to institute a proceeding seeking a preliminary injunction, a temporary restraining order, or other equitable relief without first engaging the dispute resolution process, termination of licenses in accordance with this
     Section 12.5 shall be subject to the dispute resolution processes set forth in Section 18.3, and termination shall not be effective until such dispute resolution process is completed.


SECTION 13 - FUNDS TRANSFER, NOTICES AND OTHER COMMUNICATIONS

13.1 Any notice or other communication required or permitted to be given to a Party pursuant to this Agreement shall be sent to such Party by facsimile or by registered airmail, postage prepaid, addressed to it at its address set forth below, or to such other address as it may designate by written notice given to the other Party. All payments due hereunder to IBM shall be made to IBM by telegraphic transfer or other equally expeditious means and IBM shall notify Chartered

EXECUTION DRAFT November 26, 2002

     within thirty (30) days of the date of this Agreement of the account and other details needed by Chartered in order to effect such transfer. Any such payment, invoice, notice or other communication shall be effective on the date of receipt. The addresses are as follows:

     13.1.1 In the case of IBM,

          for mailing notices and other communications to IBM:
          IBM Corporation
          2070 Route 52
          Hopewell Junction, NY 12533
          Fax: (845) 892-2155
          Attention: Bijan Davari, VP Technology and Emerging Products
                     IBM Microelectronics

          with a copy to:

          IBM Corporation
          Drop 92B
          2070 Route 52
          Hopewell Junction, NY 12533
          Fax: (845) 892-5358
          Attention: Associate General Counsel, Microelectronics

          for quarterly royalty reports:

          Director of Licensing
          IBM Corporation
          North Castle Drive, MD-NC119
          Armonk, NY 10504-1785

          for electronic funds transfer to IBM:

          IBM, Director of Licensing
          The Bank of New York
          One Wall Street
          New York, New York 10286
          United States of America
          Credit Account No. 890-0209-674
          ABA No. 0210-0001-8

          Include the following information in the wire detail:

          Company Name
          Reason for Payment
          Agreement Reference No. L024359

EXECUTION DRAFT November 26, 2002

     13.1.2 In the case of Chartered,

          for mailing notices and other communications to Chartered:

          Legal Department
          Chartered Semiconductor Manufacturing Ltd.
          60 Woodlands Industrial Park D
          Street 2
          Singapore 738406
          Attn: General Counsel

          for quarterly royalty reports:

          Chartered Semiconductor Manufacturing Ltd.
          60 Woodlands Industrial Park D
          Street 2
          Singapore 738406
          Attn: Chief Financial Officer

          for electronic funds transfer:

Chartered shall provide IBM with written notice of this account information in writing at least thirty (30) days prior to the first IBM payment under this Agreement.


SECTION 14

INTENTIONALLY LEFT BLANK


SECTION 15 - FORCE MAJEURE

15.1 Either Party hereto shall be excused from the fulfilment of any Process Development Project obligation or any other obligation set forth in this Agreement under this Agreement for so long as such fulfilment is prevented by any circumstances of force majeure such as but not limited to acts of God, war, riot, strike, lockout, labor unrest, fire, flood, other natural catastrophe, shortage of materials or transportation, national or local government regulations (including, but not limited to, export regulations, but only to the extent such export regulations do not allow for appropriate export licenses or such export licenses are not granted despite both Parties having exercised good faith efforts to obtain such export licenses), or any other circumstance of like kind outside its reasonable control, provided that the Party seeking to be excused shall make every reasonable effort to minimize the prevention of such fulfilment; and provided further that, if such force

EXECUTION DRAFT November 26, 2002

     majeure continues to prevent or delay performance of such Party for more than one-hundred eighty (180) days and has a material impact on the Process Development Projects, the other Party may terminate this Agreement, effective immediately upon written notice to such Party. Such termination shall not constitute a termination for breach pursuant to Section 12.4;
     Section 12.2 shall apply to any such termination.

15.2 Upon the ending of such circumstance without the other Party having terminated this Agreement as provided in Section 15.1 above, the Party excused shall promptly resume the fulfilment of obligations affected.


SECTION 16 - TAXES

Each Party shall bear and pay all taxes (including, without limitation, sales and value added taxes but excluding income tax as specified below) applicable to such Party, including those imposed by its own national government, or any political subdivision thereof, as the result of the existence of this Agreement or the exercise of rights hereunder. If either Party ("payer") is required by its national government to withhold or deduct income taxes on behalf of the other Party in respect of the payments made by it to the other Party, payer may deduct such income tax from the payment due and furnish the other Party within a reasonable time after the payer's receipt of tax certificates from the applicable government entity, such original certificates and other evidence of deduction and payment as the other Party may properly require. In addition, each Party can independently pursue any applicable tax credit for its share of expenses related to the Process Development Projects. Chartered will provide reasonable assistance to IBM to seek an exemption of withholding taxes under the appropriate section(s) of the Income Tax Act of Singapore or the Economic Expansion Incentive (Relief from Income Tax) Act and if Chartered is the appropriate Party to do so, Chartered will apply in a timely manner for such an exemption. IBM shall provide assistance, as required, to Chartered, to complete the necessary forms required for the application for such exemption of withholding tax.


SECTION 17 - LIMITATION OF LIABILITY

17.1 In no event shall either Party (or its Subsidiaries) be liable to the other Parties for incidental damages, special damages, punitive damages, lost profits, lost savings or any other such damages, including consequential damages, regardless of whether the claim is for breach of contract, breach of warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party (or any Subsidiary) has been advised of the possibility of such damages.

17.2 In no event shall either Party's (or its respective Subsidiaries') aggregate liability to the other Party (for direct damages or otherwise) in connection with any claim or claims relating to or arising under this Agreement exceed the amount of XXXXX, regardless of the form of action. This limitation will not

EXECUTION DRAFT November 26, 2002

     apply to any claim for payment of a sum or sums properly due under this Agreement, for which the maximum amount of liability shall not exceed the total amount of payments set forth in Section 5.1 plus interest as set forth in Section 5.2. In addition, neither dollar limitation shall apply to
     (i) breach of the confidentiality obligations set forth in Section 7; or
     (ii) death, personal injury or physical damage to real property or tangible personal property resulting from a Party's own gross negligence, including that of its employees, agents or subcontractors.

17.3 Nothing contained herein shall limit any Party's right to seek a preliminary injunction, temporary restraining order or any other equitable relief in order to avoid material harm to its property, rights or other interests.

17.4 In no event shall either Party (or its respective Subsidiaries) be liable for any damages claimed by the other Party based on any Third Party claim, except as specifically set forth in Section 17.2 (ii) above.


SECTION 18 - GENERAL

18.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each Party hereto agrees not to disclose to other than its Subsidiaries the terms and conditions of this Agreement without the express written consent of the other Parties, except as may be required by law or government rule or regulation, having provided the other Party with prior written notice of such disclosure and having made a reasonable effort to limit such disclosure to the minimum required and obtaining a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which such disclosure is required. Notwithstanding the foregoing, 1) the Parties shall be permitted to disclose a summary of pertinent Sections of this Agreement that are reasonably necessary for disclosing and/or licensing under this Agreement, and 2) each Party shall be permitted to disclose pertinent Sections of this Agreement, in confidence (consistent with treatment of such Party's own comparable confidential information), to such Party's accountants, banks and financing sources and other similar business advisors and to appropriate regulatory authorities for purposes of seeking tax exemptions and applying for research grants.

18.2 This Agreement shall be construed, and the legal relations created herein between the Parties shall be determined exclusively, in accordance with the laws of the United States of America and, specifically, the State of New York, without regard to conflicts of law, as if said Agreement were executed in, and fully performed within, the State of New York. Any proceeding to enforce, or to resolve disputes relating to, this Agreement shall be brought exclusively before a court of competent jurisdiction in the State of New York, including a Federal District Court, sitting within such State, or in the Republic of Singapore or the US International Trade Commission. The Parties hereby irrevocably

EXECUTION DRAFT November 26, 2002

     consent to jurisdiction in such court, and hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury. In any proceedings neither Party shall assert that such court lacks jurisdiction over it or the subject matter of the proceeding.

18.3 In the event of any dispute under this Agreement, and as a condition precedent to either Party filing suit, instituting a proceeding or seeking other judicial or governmental resolution in connection therewith, the Parties will attempt to resolve such dispute by negotiation in accordance with the following dispute resolution process, excepting only that a Party may institute a proceeding seeking a preliminary injunction, a temporary restraining order, or other equitable relief, if necessary in the opinion of that Party to avoid material harm to its property, rights or other interests, before commencing or at any time during the course of the dispute procedure in this Section 18.3.

     18.3.1 Such negotiations shall first involve the individuals in the Management Committee. These individuals will exercise reasonable efforts to resolve such dispute.

     18.3.2 If such negotiations do not result within thirty (30) calendar days of their receipt of a written referral to them in a resolution of the dispute, the dispute will be referred in writing to the following senior executives (with a copy to the persons named in Section 13.1 above), which senior executives shall discuss and meet in person, if necessary, in order to attempt to negotiate a resolution to the dispute:

               For Chartered: Chia Song Hwee
                              President & CEO

               For IBM:      Dr John Kelly, III
                              Senior Vice President and Group Executive,
                              Technology Group

            Each Party may appoint a successor to such senior executive for purposes of this Section 18.3 by giving written notice to the other Party.

     18.3.3 Except as set forth above, no Party shall file suit, institute a proceeding or seek other judicial or governmental resolution of the dispute until at least sixty (60) calendar days after the first meeting between the senior executives.

18.4 In the event that any litigation occurs between the Parties pertaining to this Agreement and any technical issues arise in the course thereof, the Parties shall make good faith efforts to select one or more neutral mutually acceptable technical experts with expertise in the pertinent technical issues to assist the court in understanding and evaluating such issues.

EXECUTION DRAFT November 26, 2002

18.5 Neither Party shall assign any of its rights or obligations under this Agreement without prior written consent of the other Party. Any attempted such assignment without such permission shall be null and void. Except that IBM may assign or transfer its rights to receive payment hereunder to any party upon written notice to Chartered and either Party may assign or transfer any of its rights and obligations to a Wholly Owned Subsidiary upon written notice to the other Party, provided that the assigning or transferring Party agrees that such assignee or transferee will remain (and it does remain) a Wholly Owned Subsidiary of such Party; however, such Wholly Owned Subsidiary shall be capable of performing either directly or indirectly all the obligations of the assigning Party set forth in Agreement and the assigning Party shall guarantee the performance of such Wholly Owned Subsidiary.

18.6 No actions, regardless of form, arising out of this Agreement, may be brought by either Party more than two (2) years after the cause of action has arisen.

18.7 Each Party shall be responsible for compliance with all applicable laws, regulations and ordinances. In addition, neither Party nor any of its agents or employees acting on behalf of said Party will export or re-export any confidential information of the other Party, or any process, product or service that is produced as a result of the use of such confidential information, to any country specified in the applicable laws and regulations of Singapore or the United States as a prohibited destination, without first obtaining the relevant government's approval, if required. Upon request, each Party will advise the other of the countries then specified as prohibited destinations.

18.8 All monetary amounts specified herein are in lawful money of the United States of America.

18.9 Neither this Agreement nor any activities hereunder shall impair any right of either Party to design, develop, manufacture, sell, market, service, or otherwise deal in, directly or indirectly, manufacturing processes, products or services developed by such Party independent of this Agreement, including those which are competitive with those offered by either Party. Subject to the confidentiality and license limitations set forth in this Agreement, each Party may pursue activities independently with any Third Party even if similar to the activities under this Agreement.

18.10 Each Party is an independent contractor and not an agent, employee or fiduciary of the other Party for any purpose whatsoever. Neither Party shall make any warranties or representations on behalf of the other Party, nor shall it assume or create any other obligations on any other's behalf. Nothing herein shall be taken to constitute a partnership or joint venture between the Parties hereto.

18.11 The Parties agree that, promptly after the Effective Date, they will issue a press release describing the relationship established hereby. The text of such press release will be mutually agreed to by the Parties, which agreement will not be unreasonably withheld. Any other press releases and other like publicity or advertising relating to this Agreement

EXECUTION DRAFT November 26, 2002

      and/or which mentions any other Party by name shall be agreed upon by the Parties in writing prior to any release, such agreement not to be unreasonably withheld.

18.12 If any section or subsection of this Agreement is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such section or subsection in every other respect and the remainder of the terms of this Agreement shall continue in effect so long as the amended Agreement still expresses the intent of the Parties. If the intent of the Parties cannot be preserved, the Agreement shall be renegotiated with the Parties substituting for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

18.13 Any waiver by either Party of any breach of, or failure to enforce at any time, any of the provisions of any of this Agreement shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, nor shall it in any way affect the validity of any of this Agreement or any part thereof, or the right of either Party thereafter to enforce each and every provision of any of this Agreement.

18.14 This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the Effective Date. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, made in the course of discussions and/or negotiations between the Parties or any officer or representative thereof with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on behalf of each of such Parties by their respective representatives thereunto duly authorized. The requirement of written form may only be waived in writing.

18.15 This Agreement may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute one and the same agreement. Any signed copy of this Agreement made by reliable means (e.g., photocopy or facsimile) is considered an original.

18.16 The terms and conditions of this Agreement are intended solely for the benefit of each Party and their permitted successors and/or assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person or entity.


INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


CHARTERED SEMICONDUCTOR MANUFACTURING         INTERNATIONAL BUSINESS MACHINES
LIMITED                                       CORPORATION



By: /s/ Chia Song Hwee                        By: /s/ Dr. John Kelly, III
    ---------------------------------             ------------------------------
Name:  Chia Song Hwee                         Name:  Dr. John Kelly, III
Title: President and CEO                      Title: Senior Vice President and
                                                     Group Executive,
                                                     Technology Group


Date:                                         Date:
      -------------------------------               ----------------------------

EXECUTION DRAFT November 26, 2002


EXHIBIT A:        TECHNICAL OBJECTIVES

EXHIBIT B:        PROJECTED SCHEDULE

EXHIBIT C:        CHARTERED AND IBM STAFFING

EXHIBIT D:        RESPONSIBILITIES OF MANAGEMENT COMMITTEE

EXHIBIT E:        PROJECT LEADERS RESPONSIBILITIES

EXHIBIT F:        VISITATION GUIDELINES FOR IBM AND CHARTERED

EXHIBIT G:        DOCUMENTATION/ DELIVERABLES FOR EACH TECHNOLOGY

EXHIBIT H:        MANUFACTURING PARTICIPATION AND TRANSFER SUPPORT

EXHIBIT I:        SCOPE AND PURPOSE OF EACH ORIENTATION

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT A


                              TECHNICAL OBJECTIVES

XXXXX

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT A


xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT A


xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT A


xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT B

                               PROJECTED SCHEDULE

(B1) PROJECT SCHEDULE IN IBM FISHKILL

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT C

                           CHARTERED AND IBM STAFFING

XXXXX


(C2) CHARTERED STAFFING PARTICIPATION

Pursuant to Section 4.3 of the Agreement, Chartered agrees to provide the Representatives as set forth below:

xxxxx


(C3) IBM STAFFING PARTICIPATION

Pursuant to Section 4.3 of the Agreement, IBM agrees to provide Representatives as set forth below:

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT D

                  RESPONSIBILITIES OF THE MANAGEMENT COMMITTEE

-    Approve changes in Strategic Technology Objectives as set forth in Exhibit
     A.*

- Approve changes of schedules of the Process Development Projects set forth in Exhibit B.*

- Establish a regular review process on no more than a quarterly basis with business executives of each of the Parties of at least the level of vice president or other comparable level.

- Approve external communications about the goals of the Process Development Projects and external publications.*

- Resolve such other items as the Management Committee deems appropriate or as indicated elsewhere in the Agreement as requiring the agreement of the Management Committee.

* ITEMS MARKED REQUIRE UNANIMOUS APPROVAL OF THE MANAGEMENT COMMITTEE

Subject to Section 3.2 of the Agreement, all other responsibilities, including day-to-day management responsibility for the results to be achieved under the Agreement, shall reside with the IBM Project Leader with the help of the Chartered Co- Project Leader.

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT E

                        PROJECT LEADERS' RESPONSIBILITIES

(E1) RESPONSIBILITIES OF THE IBM PROJECT LEADER

Project organization and coordination

     - Responsible for implementation of directives from the Management Committee for the Process Development Projects

     - Responsible for identification and presentation to the Management Committee of those items which need Management Committee approval

     - Responsible for Process Development Project reporting at Management Committee reviews

     -    Responsible for quarterly reports (technology status, milestones).

     -    Responsible for allocation of Process Development Project resources

     -    Responsible for review and approval of technical publications

     - Responsible for determining the organizational structure of the Process Development Project Team and appointing key technical leaders and project managers to execute Process Development Projects

     - Responsible for managing the IBM infrastructure to support the Process Development Project Activities

     -    Responsible for Process Development Project schedule planning

     -    Responsible for management of IBM Representatives

     - Responsible for completion of Documentation for each of the Process Development Projects

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT E

(E2) RESPONSIBILITIES OF THE CHARTERED CO-PROJECT LEADER

     - Responsible for implementation of directives from the Management Committee for the Process Development Projects

     - Responsible for identification and presentation to Management Committee of those items which need Management Committee approval

     - Responsible for Process Development Project reporting at Management Committee reviews

     -    Responsible for quarterly reports (technology status, milestones)

     -    Responsible for review and approval of technical publications

     -    Responsible for management of Chartered's Representatives

     - Responsible for completion of Documentation for each Process Development Project

     - Responsible for determining the organizational structure of the Process Development Project Team and appointing key technical leaders and project managers to execute Process Development Projects

     -    Responsible for Process Development Project schedule planning

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT F

                   VISITATION GUIDELINES FOR IBM AND CHARTERED

(F1) IBM'S VISITATION GUIDELINES

1.0 IBM shall issue security badges to visitors. Security badges must be returned by visitors at the end of each assignment. Security badges must be visibly displayed at all times by visitors while on IBM premises. If the security badge is lost or stolen, the IBM Technical Coordinator shall be immediately advised. Security badges shall not be loaned or interchanged.

2.0 Visitors shall only enter those buildings, departments, or areas which are specifically designated by the IBM Technical Coordinator and for which entry is required under this Agreement.

3.0 Visitors shall comply with all log-in/log-out requirements when entering or leaving IBM buildings and/or designated work areas.

4.0 Visitors shall comply with all security and safety guidelines which are posted on IBM premises and/or are otherwise specified by IBM.

5.0 IBM copying equipment and/or other IBM equipment (such as data processing equipment and word processing equipment) shall not be used by visitors except with prior approval of the IBM Technical Coordinator.

6.0 Visitors shall not disturb materials lying on IBM desks, mounted on easels or displayed on chalkboards.

7.0 Visitors shall promptly leave buildings and department areas after completing work assignments.

8.0 Visitors shall not leave IBM external doors propped open. No IBM materials shall be removed from buildings without prior written approval.

9.0 Alcoholic beverages, illegal drugs, guns and ammunition, cameras, and recording devices are not permitted on IBM premises.

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT F

(F2) CHARTERED'S VISITATION GUIDELINES

1.0 Chartered shall issue security badges to visitors. All visitors shall display their security pass at chest level on entering and while remaining in the premises.

2.0 The security pass is not transferable. Any unauthorized possession, use, retention, alteration, destruction or loan of pass to another person is deemed to be a penal offence.

3.0 All assets brought into Chartered shall be declared with security using the standard inward declaration form.

4.0 All assets to be brought out of Chartered must be accompanied by an authorized gate pass form.

5.0 All items and vehicles entering or leaving Chartered are subjected to checks by Security.

6.0 No photographic or video cameras are allowed within Chartered premises unless authorized and with necessary clearance from the security department.

7.0 All alcoholic beverages, narcotics, durians and smoking materials are not allowed to be brought into Chartered premises.

8.0  Smoking is only allowed at the exterior designated smoking areas

9.0 Copying equipment or any data processing equipment / printing equipment shall not be used by visitors without prior approval from Chartered's Technical Coordinator.

10.0 Visitors shall not disturb material lying on Chartered employee desks, mounted on easels or displayed on notice boards.

11.0 All visitors are to abide by Chartered's then-effective security procedures, which will be provided to IBM.

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT G

                        DOCUMENTATION FOR EACH TECHNOLOGY

XXXXX

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT G

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT G

     -    XXXXX

Additional requests for documentation or any modifications to this Exhibit G shall be by the mutual agreement of the Project Leaders, which agreement shall not be unreasonably withheld. Any and all such additional documentation or modifications shall be made available to both Parties as set forth in Section
3.7 of the Agreement.

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

                MANUFACTURING PARTICIPATION AND TRANSFER SUPPORT

XXXXX

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H2 CHARTERED PARTICIPATION IN PROCESS TRANSFER AND MANUFACTURING AND SCHEDULE IN FISHKILL

H2.1 CHARTERED STAFFING PARTICIPATION IN PROCESS TRANSFER AND MANUFACTURING

The Chartered Representatives to be involved for technology transfer of the 90nm and 65nm process ("Process Transfer") shall be excluded from Chartered's staffing level for the Process Development Projects set forth in Section C2 above. During the duration of the Process Development Projects, Chartered may provide xxxxx to the IBM facilities used by the Process Development Projects for Process Transfer purposes. Chartered shall inform IBM xxxxx of the arrival of each such person at such IBM facilities. xxxxx. The timing of such access and the specific assignments for each such Representative shall be agreed upon by the Chartered Transfer Coordinator and the IBM Transfer Coordinator.

It is the goal of the Parties that all Chartered Representatives participating in Process Transfer or manufacturing will be assigned xxxxx. Except as indicated in Table H2.2 with respect to Chartered Representatives participating in xxxxx, any exception assignments of Chartered Representatives xxxxx must be by mutual agreement of the Chartered Transfer Coordinator and the IBM Transfer Coordinator.

Table H2.1

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H.2.2 MANUFACTURING AREA & CHARTERED REPRESENTATIVES

xxxxx


(H3) INTENTIONALLY LEFT BLANK

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

(H4) ASSISTANCE FOR CHARTERED'S FAB 7 FACILITY START UP FOR 90NM AND 65NM NODES AT CHARTERED

H4.1 ASSUMPTIONS:

- xxxxx

- IBM to pay for travel expenses such as air fares and hotel for IBM sending IBM Representatives to Chartered's Fab 7 Facility pursuant to this Exhibit H.

- Chartered to pay for travel expenses such as air fares and hotel for Chartered sending Chartered Representatives to IBM's East Fishkill Facility pursuant to this Exhibit H.

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H4.2 SUMMARY OF ASSISTANCE

Pursuant to Section 3.6 of the Agreement, projected work scope of IBM assistance in Chartered's Fab 7 Facility is as set forth in the table below; details of the exact work scope will be defined by Chartered Transfer Coordinator and must be consistent with this Exhibit H4.2. xxxxx. Scheduling of assistance is subject to mutual agreement of the Parties.

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H


(H5) ACTIVITIES AT IBM ASSOCIATED WITH CHARTERED'S FAB 7 FACILITY START UP FOR 90NM AND 65NM NODES

H5.1 Chartered Representatives will have access to the manufacturing and development activities and materials at IBM's East Fishkill facility as set forth in the table below. IBM and Chartered Representatives will provide the Fab 7 startup workshop as set forth in the table below.

--------------------------------------------------------------------------------
-    IBM and Chartered Transfer Coordinators will coordinate. xxxxx.
--------------------------------------------------------------------------------

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

(H6) TECHNOLOGY PROCESS TRANSFER SCHEDULES AND RESOURCES ALLOCATIONS

                                SUMMARY TABLE H6

xxxxx


(H7) OTHER REQUIREMENTS:

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

(H8) EQUIPMENT LIST COMPARISON FOR IBM AND CHARTERED

This Exhibit H8 lists the 300mm equipment comparison between IBM's facility and Chartered's Fab 7 Facility. xxxxx. The following table is the Equipment List as of the Effective Date and is subject to change by Chartered.


H8.1 TABLE COMPARING THE IBM EQUIPMENT LIST VS CHARTERED'S FAB 7 FACILITY EQUIPMENT LIST

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H8.1 TABLE COMPARING THE IBM EQUIPMENT LIST VS CHARTERED'S FAB 7 FACILITY EQUIPMENT LIST (CONT.)

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H8.1 TABLE COMPARING THE IBM EQUIPMENT LIST VS CHARTERED'S FAB 7 FACILITY EQUIPMENT LIST (CONT.)

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H8.1 TABLE COMPARING THE IBM EQUIPMENT LIST VS CHARTERED'S FAB 7 FACILITY EQUIPMENT LIST (CONT.)

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT H

H8.1 TABLE COMPARING THE IBM EQUIPMENT LIST VS CHARTERED'S FAB 7 FACILITY EQUIPMENT LIST (CONT.)

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT I

                      SCOPE AND PURPOSE OF EACH ORIENTATION

ORIENTATION 1 (TARGET DATE BEFORE JAN. 31, 2003) XXXXX (FISHKILL). Such Orientation Workshop above shall be held at IBM's Fishkill facility for xxxxx.

xxxxx

EXECUTION DRAFT November 26, 2002

                                                                       EXHIBIT I

ORIENTATION 2 (TARGET DATE BEFORE APRIL 30, 2003) XXXXX (FISHKILL). Such Orientation Workshop above shall be held at IBM's Fishkill facility for xxxxx.

xxxxx